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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 29, 2004
                                                   -----------------


                         COMMERCIAL FEDERAL CORPORATION
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             (Exact name of registrant as specified in its charter)


         NEBRASKA                     1-11515                  47-0658852
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   (State or other jurisdiction      (Commission           (I.R.S. Employer
         of incorporation)           File Number)        Identification Number)


13220 CALIFORNIA STREET, OMAHA, NEBRASKA                      68154
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 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
                                                      --------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                         COMMERCIAL FEDERAL CORPORATION
                         ------------------------------

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                                 --------------



Item 1.01         Entry into a Material Definitive Agreement
---------         ------------------------------------------

         On November 29, 2004, Commercial Federal Corporation (the "Corporation") and Commercial Federal Bank, a Federal Savings Bank (the "Bank") entered into a three year employment agreement with Frederick R. Kulikowski. The agreement, the terms and conditions of which are set forth in both the agreement and a Summary Offer of Employment, provides for the following:

        o Mr. Kulikowski will be employed as President and Chief Operating Officer of the Corporation and the Bank;
        o Mr. Kulikowski will receive an annual salary as determined by the Compensation Committee of the Board of Directors of the Corporation, but in no event less than $500,000 per year;
        o the Corporation and the Bank will appoint Mr. Kulikowski to their respective Boards of Directors;
        o Mr. Kulikowski will receive a $650,000 cash sign-on bonus upon initiation of employment (subject to proration in the event that Mr. Kulikowski leaves the Corporation voluntarily during the first 24 months of employment);
        o Mr. Kulikowski will receive a restricted stock award of 40,000 shares of Corporation common stock as of the start date with three equal vestings beginning on the first anniversary of the award date;
        o Mr. Kulikowski will be awarded 250,000 immediately vested stock options on his start date; and
        o in the event of Mr. Kulikowski's termination of employment, Mr. Kulikowski will be subject to a two-year noncompetition agreement.

         In addition, the contract is terminable by the Corporation and the Bank without cause wherein Mr. Kulikowski would be entitled to receive all compensation and benefits through the effective date of termination, plus a severance payment, subject to the terms of a change in control agreement to be entered into among the Corporation, the Bank and Mr. Kulikowski, equal to Mr. Kulikowski's base salary for any unexpired portion of the three-year term of the agreement. The agreement provides, among other things, for Mr. Kulikowski's participation in an equitable manner in all benefits available to executive officers of the Corporation and the Bank, including:

        o short-term and long-term incentive compensation and deferred compensation;
        o health, disability, life insurance, retirement and vacation benefits; and
        o       any benefits available under perquisite programs.

         Pursuant to the agreement, the Corporation and the Bank also agreed to enter into a change in control agreement with Mr. Kulikowski. The change in control agreement is expected to be approved by the Board of Directors prior to the end of 2004.

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Item 5.02         Departure of Directors or Principal Officers; Election of
---------         ---------------------------------------------------------
                  Directors; Appointment of Principal Officers
                  --------------------------------------------

       (c) On November 29, 2004, Frederick R. Kulikowski was appointed as President and Chief Operating Officer of the Corporation and the Bank. The terms of Mr. Kulikowski's employment with the Corporation and the Bank are set forth in the employment agreement discussed in Item 1.01 in this Current Report on Form 8-K and are incorporated herein by reference. In addition, Mr. Kulikowski is expected to be appointed as a director of both the Corporation and the Bank prior to the end of 2004.

              Mr. Kulikowski, 46, served as senior vice president in charge of Business Banking at M&T Bank Corporation, headquartered in Buffalo, New York, from 2002. From 1998 to 2002 he served as senior vice president for M&T Bank's Consumer Banking operations. With more than $52 billion in assets, M&T Bank is one of the 20 largest bank holding companies in the United States. Prior to joining M&T in 1998, Mr. Kulikowski was president and chief executive officer of Citibank (New York State), a $6 billion commercial and retail bank subsidiary of Citicorp. Mr. Kulikowski earned a Bachelor of Science degree from the Wharton School at the University of Pennsylvania and an M.B.A. from Simon School at the University of Rochester.

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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             COMMERCIAL FEDERAL CORPORATION
                                             ------------------------------
                                             (Registrant)


Date:  December 3, 2004                      /s/ David S. Fisher
       ----------------                      -----------------------------------
                                             David S. Fisher
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Duly Authorized Officer)